UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  December 15, 2006

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number

1-8841	FPL GROUP, INC. 700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000	59-2449419

State or other jurisdiction of incorporation or organization: Florida
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 - FINANCIAL INFORMATION

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 19, 2006, Lone Star Wind, LLC (Lone Star Wind), an indirect wholly-owned subsidiary of FPL Energy, LLC (FPL Energy), entered into a credit facility consisting of a $600 million limited-recourse senior secured variable rate term loan maturing in January 2022 and a $100 million ten year letter of credit facility.  FPL Energy is an indirect wholly-owned subsidiary of FPL Group, Inc. (FPL Group).  Principal and interest on the loan are payable semi-annually.  Substantially all of the net proceeds from the loan will be distributed to FPL Energy in return for a portion of the capital contributions that it made to certain of its direct and indirect subsidiaries for their investment in the development, acquisition and/or construction of three wind power projects located in Texas.  The loan is secured by liens on the wind projects' assets and certain other assets of, and the ownership interest in, Lone Star Wind.  The loan agreement contains default provisions relating to failure to make required payments, certain events in bankruptcy and other covenants applicable to Lone Star Wind.  FPL Group Capital Inc (FPL Group Capital), a wholly-owned subsidiary of FPL Group, has guaranteed certain payments with respect to production tax credits and renewable energy credits generated by the projects, and certain contingent payment obligations related to the projects.  Pursuant to its 1998 guarantee agreement with FPL Group Capital, FPL Group guarantees these FPL Group Capital payment guarantees.  The letter of credit facility serves as security for certain obligations under commodity hedge agreements entered into at closing by Lone Star Wind pursuant to the terms of the loan agreement.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02  Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 15, 2006, the Board of Directors of FPL Group appointed James L. Robo, age 44, as President and Chief Operating Officer of FPL Group.  Mr. Robo had served as President of FPL Energy since July 2002 and as Vice President, Corporate Development and Strategy of FPL Group since March 2002.  Prior to joining FPL Group, Mr. Robo was President and Chief Executive Officer of TIP, a GE Capital company that provides trailer and storage equipment services, and GE Capital Modular Space, a supplier of mobile and modular buildings.  No changes were made to Mr. Robo's compensation for 2006 in connection with the December 15 appointment.  The elements of 2007 compensation for Mr. Robo that have thus far been determined are described below.  Other elements of his 2007 compensation are expected to be determined by FPL Group's Compensation Committee in 2007.

Effective December 15, 2006, the employment agreement dated as of February 25, 2005 between Lewis Hay, III and FPL Group, as amended on December 15, 2005 (employment agreement), was further amended in connection with the appointment of James L. Robo to President and Chief Operating Officer of FPL Group.  Pursuant to the amendment, FPL Group is no longer required to appoint Mr. Hay as President of FPL Group and Mr. Hay may no longer terminate his employment for "good reason" (as defined in the employment agreement) if he is not appointed as President of FPL Group.

On December 15, 2006, FPL Group's Compensation Committee (i) approved base salary levels for the named executive officers of FPL Group and its subsidiaries for the year beginning January 1, 2007 and (ii) approved corporate net income goals, corporate performance indicators and target award percentages for 2007 for those officers under FPL Group's Annual Incentive Plan, as more fully described below:

(1)  Executive Compensation:  The Compensation Committee approved 2007 base salaries for the executive officers named in FPL Group's 2006 proxy statement as follows:

Name	2007 Annual Base Salary

Lewis Hay, III	$1,207,500

James L. Robo	700,000

Armando J. Olivera	567,758

Moray P. Dewhurst	556,394

John A. Stall	508,040

(2)  Annual Incentive Plan actions:  Annual incentive compensation is based on the attainment of net income goals for FPL Group, which are established by the Compensation Committee at the beginning of the year, and adjusted for specified items including any regulatory or legislative changes or changes in accounting principles, any changes in the mark-to-market value of non-qualifying hedges, extraordinary items, discontinued operations, acts of God, labor disruptions and certain charges or gains (adjusted net income).  The amounts earned on the basis of this performance measure are subject to reduction based on the degree of achievement of other corporate and subsidiary performance measures, and at the discretion of the Compensation Committee.  For 2007, the Compensation Committee approved adjusted net income goals for FPL Group and the following corporate performance indicators for Florida Power & Light Company (FPL) and FPL Energy.  For FPL, the performance measures are financial indicators and operating indicators.  The financial indicators are operations and maintenance costs, capital expenditure levels, adjusted net income and regulatory return on equity.  The operating indicators are service reliability as measured by the frequency and number of service interruptions and service unavailability; system reliability as measured by availability factors for the fossil power plants and an industry composite performance index for the nuclear power plants; employee safety; number of significant environmental violations; and customer satisfaction survey results.  For FPL Energy, the performance measures are a financial indicator, operating indicators and growth indicators.  The financial indicators are FPL Energy adjusted net income and the attainment of budgeted cost targets; the operating indicators are employee safety; number of significant environmental violations; an industry composite performance index for the nuclear power plants, equivalent forced outage rate, and level of hedged margin; and the growth indicators include the attainment of targets for wind development or acquisition, new growth opportunities and growth in power marketing.

The target awards (as a percent of base salary) for Messrs. Hay, Olivera, Dewhurst and Stall remain the same as for 2006.  The target award (as a percent of base salary) for Mr. Robo was increased from 70% to 80% in connection with his promotion to President and Chief Operating Officer of FPL Group.

SECTION 7 - REGULATION FD

Item 7.01  Regulation FD Disclosure

On December 20, 2006, FPL Energy issued a press release announcing that it reached an agreement to purchase a two-unit, 1,033-megawatt nuclear power plant located near Two Rivers, Wisconsin from Wisconsin Electric Power Company, a subsidiary of Wisconsin Energy Corporation.  The transaction is subject to, among other things, the receipt of approvals from various federal and state regulatory agencies and FPL Energy expects to close the acquisition in the third quarter of 2007.  A copy of the press release is attached as Exhibit 99, which is incorporated herein by reference.

SECTION 8 - OTHER EVENTS

Item 8.01  Other Events

On December 20, 2006, FPL Energy entered into an agreement to purchase the Point Beach Nuclear Power Plant (Point Beach), a two-unit, 1,033-megawatt nuclear power plant located near Two Rivers, Wisconsin, from Wisconsin Electric Power Company (Wisconsin Electric), a subsidiary of Wisconsin Energy Corporation.

Under the terms of the agreement, a wholly-owned subsidiary of FPL Energy will purchase Point Beach for a total of approximately $998 million, including nuclear fuel, inventory and other items.  All of the power from Point Beach will be sold under a long-term contract to Wisconsin Electric through the current license terms of 2030 for Unit 1 and 2033 for Unit 2.  FPL Energy will assume responsibility for decommissioning of the nuclear facility and will receive no less than $360 million in decommissioning funds at the time of closing.  Wisconsin Electric has the option to transfer additional decommissioning funds to FPL Energy for an additional purchase price adjustment.  Also upon closing, FPL Energy will assume management and operation of Point Beach.

The transaction is subject to, among other things, the receipt of approvals from various federal and state regulatory agencies and FPL Energy expects to close the acquisition in the third quarter of 2007.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits.

The following exhibit is being furnished pursuant to Item 7.01 herein.
Exhibit Number	Description

99	FPL Energy, LLC Press Release dated December 20, 2006

Cautionary Statements And Risk Factors That May Affect Future Results

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (Reform Act), FPL Group, Inc. (FPL Group) and Florida Power & Light Company (FPL) are hereby providing cautionary statements identifying important factors that could cause FPL Group's or FPL's actual results to differ materially from those projected in forward-looking statements (as such term is defined in the Reform Act) made by or on behalf of FPL Group and FPL in this Form 8-K, on their respective websites, in response to questions or otherwise. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as will likely result, are expected to, will continue, is anticipated, believe, could, estimated, may, plan, potential, projection, target, outlook) are not statements of historical facts and may be forward-looking. Forward-looking statements involve estimates, assumptions and uncertainties. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the following important factors (in addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements) that could cause FPL Group's or FPL's actual results to differ materially from those contained in forward-looking statements made by or on behalf of FPL Group and FPL.

Any forward-looking statement speaks only as of the date on which such statement is made, and FPL Group and FPL undertake no obligation to update any forward-looking statement to reflect events or circumstances, including unanticipated events, after the date on which such statement is made. New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

The following are some important factors that could have a significant impact on FPL Group's and FPL's operations and financial results, and could cause FPL Group's and FPL's actual results or outcomes to differ materially from those discussed in the forward-looking statements:

FPL Group and FPL are subject to complex laws and regulations and to changes in laws and regulations as well as changing governmental policies and regulatory actions, including initiatives regarding deregulation and restructuring of the energy industry and environmental matters.  FPL holds franchise agreements with local municipalities and counties, and must renegotiate expiring agreements.  These factors may have a negative impact on the business and results of operations of FPL Group and FPL.

  FPL Group and FPL are subject to complex laws and regulations, and to changes in laws or regulations, including the Public Utility Regulatory Policies Act of 1978, as amended, the Public Utility Holding Company Act of 2005, the Federal Power Act, the Atomic Energy Act of 1954, as amended, the Energy Policy Act of 2005 (2005 Energy Act) and certain sections of the Florida statutes relating to public utilities, changing governmental policies and regulatory actions, including those of the Federal Energy Regulatory Commission (FERC), the Florida Public Service Commission (FPSC) and the legislatures and utility commissions of other states in which FPL Group has operations, and the Nuclear Regulatory Commission (NRC), with respect to, among other things, allowed rates of return, industry and rate structure, operation of nuclear power facilities, operation and construction of plant facilities, operation and construction of transmission facilities, acquisition, disposal, depreciation and amortization of assets and facilities, recovery of fuel and purchased power costs, decommissioning costs, return on common equity and equity ratio limits, and present or prospective wholesale and retail competition (including but not limited to retail wheeling and transmission costs).  The FPSC has the authority to disallow recovery by FPL of any and all costs that it considers excessive or imprudently incurred.  The regulatory process generally restricts FPL's ability to grow earnings and does not provide any assurance as to achievement of earnings levels.

  FPL Group and FPL are subject to extensive federal, state and local environmental statutes as well as the effect of changes in or additions to applicable statutes, rules and regulations relating to air quality, water quality, waste management, wildlife mortality, natural resources and health and safety that could, among other things, restrict or limit the output of certain facilities or the use of certain fuels required for the production of electricity and/or require additional pollution control equipment and otherwise increase costs.  There are significant capital, operating and other costs associated with compliance with these environmental statutes, rules and regulations, and those costs could be even more significant in the future.

  FPL Group and FPL operate in a changing market environment influenced by various legislative and regulatory initiatives regarding deregulation, regulation or restructuring of the energy industry, including deregulation or restructuring of the production and sale of electricity.  FPL Group and its subsidiaries will need to adapt to these changes and may face increasing competitive pressure.

  FPL Group's and FPL's results of operations could be affected by FPL's ability to renegotiate franchise agreements with municipalities and counties in Florida.

The operation and maintenance of power generation facilities, including nuclear facilities, involve significant risks that could adversely affect the results of operations and financial condition of FPL Group and FPL.

  The operation and maintenance of power generation facilities involve many risks, including, but not limited to, start up risks, breakdown or failure of equipment, transmission lines or pipelines, the inability to properly manage or mitigate known equipment defects throughout our generation fleets unless and until such defects are remediated, use of new technology, the dependence on a specific fuel source, including the supply and transportation of fuel, or the impact of unusual or adverse weather conditions (including natural disasters such as hurricanes), as well as the risk of performance below expected or contracted levels of output or efficiency.  This could result in lost revenues and/or increased expenses, including, but not limited to, the requirement to purchase power in the market at potentially higher prices to meet contractual obligations.  Insurance, warranties or performance guarantees may not cover any or all of the lost revenues or increased expenses, including the cost of replacement power.  In addition to these risks, FPL Group's and FPL's nuclear units face certain risks that are unique to the nuclear industry including, but not limited to, the ability to store and/or dispose of spent nuclear fuel, the potential payment of significant retrospective insurance premiums, as well as additional regulatory actions up to and including shutdown of the units stemming from public safety concerns, whether at FPL Group's and FPL's plants, or at the plants of other nuclear operators.  Breakdown or failure of an operating facility of FPL Energy may prevent the facility from performing under applicable power sales agreements which, in certain situations, could result in termination of the agreement or incurring a liability for liquidated damages.

The construction of, and capital improvements to, power generation facilities involve substantial risks.  Should construction or capital improvement efforts be unsuccessful, the results of operations and financial condition of FPL Group and FPL could be adversely affected.

  FPL Group's and FPL's ability to successfully and timely complete their power generation facilities currently under construction, those projects yet to begin construction or capital improvements to existing facilities within established budgets is contingent upon many variables and subject to substantial risks.  Should any such efforts be unsuccessful, FPL Group and FPL could be subject to additional costs, termination payments under committed contracts, and/or the write-off of their investment in the project or improvement.

The use of derivative contracts by FPL Group and FPL in the normal course of business could result in financial losses that negatively impact the results of operations of FPL Group and FPL.

  FPL Group and FPL use derivative instruments, such as swaps, options and forwards to manage their commodity and financial market risks, and to a lesser extent, engage in limited trading activities.  FPL Group could recognize financial losses as a result of volatility in the market values of these contracts, or if a counterparty fails to perform.  In the absence of actively quoted market prices and pricing information from external sources, the valuation of these derivative instruments involves management's judgment or use of estimates.  As a result, changes in the underlying assumptions or use of alternative valuation methods could affect the reported fair value of these contracts.  In addition, FPL's use of such instruments could be subject to prudency challenges and if found imprudent, cost recovery could be disallowed by the FPSC.

FPL Group's competitive energy business is subject to risks, many of which are beyond the control of FPL Group, that may reduce the revenues and adversely impact the results of operations and financial condition of FPL Group.

  There are other risks associated with FPL Group's competitive energy business.  In addition to risks discussed elsewhere, risk factors specifically affecting FPL Energy's success in competitive wholesale markets include the ability to efficiently develop and operate generating assets, the successful and timely completion of project restructuring activities, maintenance of the qualifying facility status of certain projects, the price and supply of fuel (including transportation), transmission constraints, competition from new sources of generation, excess generation capacity and demand for power.  There can be significant volatility in market prices for fuel and electricity, and there are other financial, counterparty and market risks that are beyond the control of FPL Energy.  FPL Energy's inability or failure to effectively hedge its assets or positions against changes in commodity prices, interest rates, counterparty credit risk or other risk measures could significantly impair FPL Group's future financial results.  In keeping with industry trends, a portion of FPL Energy's power generation facilities operate wholly or partially without long-term power purchase agreements.  As a result, power from these facilities is sold on the spot market or on a short-term contractual basis, which may affect the volatility of FPL Group's financial results.  In addition, FPL Energy's business depends upon transmission facilities owned and operated by others; if transmission is disrupted or capacity is inadequate or unavailable, FPL Energy's ability to sell and deliver its wholesale power may be limited.

FPL Group's ability to successfully identify, complete and integrate acquisitions is subject to significant risks, including the effect of increased competition for acquisitions resulting from the consolidation of the power industry.

  FPL Group is likely to encounter significant competition for acquisition opportunities that may become available as a result of the consolidation of the power industry, in general, as well as the passage of the 2005 Energy Act.  In addition, FPL Group may be unable to identify attractive acquisition opportunities at favorable prices and to successfully and timely complete and integrate them.

Because FPL Group and FPL rely on access to capital markets, the inability to maintain current credit ratings and access capital markets on favorable terms may limit the ability of FPL Group and FPL to grow their businesses and would likely increase interest costs.

  FPL Group and FPL rely on access to capital markets as a significant source of liquidity for capital requirements not satisfied by operating cash flows.  The inability of FPL Group, FPL Group Capital Inc and FPL to maintain their current credit ratings could affect their ability to raise capital on favorable terms, particularly during times of uncertainty in the capital markets, which, in turn, could impact FPL Group's and FPL's ability to grow their businesses and would likely increase their interest costs.

Customer growth in FPL's service area affects FPL Group's results of operations.

  FPL Group's results of operations are affected by the growth in customer accounts in FPL's service area.  Customer growth can be affected by population growth as well as economic factors in Florida, including job and income growth, housing starts and new home prices.  Customer growth directly influences the demand for electricity and the need for additional power generation and power delivery facilities at FPL.

Weather affects FPL Group's and FPL's results of operations.

  FPL Group's and FPL's results of operations are affected by changes in the weather.  Weather conditions directly influence the demand for electricity and natural gas and affect the price of energy commodities, and can affect the production of electricity at wind and hydro-powered facilities.  FPL Group's and FPL's results of operations can be affected by the impact of severe weather which can be destructive, causing outages and/or property damage, may affect fuel supply, and could require additional costs to be incurred.  At FPL, recovery of these costs is subject to FPSC approval.

FPL Group and FPL are subject to costs and other effects of legal proceedings as well as changes in or additions to applicable tax laws, rates or policies, rates of inflation, accounting standards, securities laws and corporate governance requirements.

  FPL Group and FPL are subject to costs and other effects of legal and administrative proceedings, settlements, investigations and claims, as well as the effect of new, or changes in, tax laws, rates or policies, rates of inflation, accounting standards, securities laws and corporate governance requirements.

Threats of terrorism and catastrophic events that could result from terrorism may impact the operations of FPL Group and FPL in unpredictable ways.

  FPL Group and FPL are subject to direct and indirect effects of terrorist threats and activities.  Generation and transmission facilities, in general, have been identified as potential targets.  The effects of terrorist threats and activities include, among other things, terrorist actions or responses to such actions or threats, the inability to generate, purchase or transmit power, the risk of a significant slowdown in growth or a decline in the U.S. economy, delay in economic recovery in the U.S., and the increased cost and adequacy of security and insurance.

The ability of FPL Group and FPL to obtain insurance and the terms of any available insurance coverage could be affected by national, state or local events and company-specific events.

  FPL Group's and FPL's ability to obtain insurance, and the cost of and coverage provided by such insurance, could be affected by national, state or local events as well as company-specific events.

FPL Group and FPL are subject to employee workforce factors that could affect the businesses and financial condition of FPL Group and FPL.

  FPL Group and FPL are subject to employee workforce factors, including loss or retirement of key executives, availability of qualified personnel, collective bargaining agreements with union employees and work stoppage that could affect the businesses and financial condition of FPL Group and FPL.

The risks described herein are not the only risks facing FPL Group and FPL.  Additional risks and uncertainties not currently known to FPL Group or FPL, or that are currently deemed to be immaterial, also may materially adversely affect FPL Group's or FPL's business, financial condition and/or future operating results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FPL GROUP, INC.
(Registrant)

Date:  December 21, 2006

EDWARD F. TANCER

Edward F. Tancer
Vice President & General Counsel of FPL Group, Inc.